UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2015

Millennium Investment & Acquisition Co. Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

SMC Global

The audited consolidated financial statements of SMC Global Securities Limited (“SMC”) for the fiscal year ended March 31, 2015, including the accompanying notes thereto and U.S. GAAP translations, as received by the registrant from SMC (the “SMC Financial Statements”), are attached hereto as Exhibit 99.1.

The unaudited consolidated financial statements of SMC Global Securities Limited (“SMC”) for the quarter ended June 30, 2015, including the accompanying notes thereto and U.S. GAAP translations, as received by the registrant from SMC (the “SMC Financial Statements”), are attached hereto as Exhibit 99.2.

The SMC Financial Statements are not financial statements of the Registrant. The Registrant’s relevant asset is its ownership of a minority equity interest in SMC. In connection with the registrant’s investment in SMC, SMC has undertaken to provide the registrant with financial statements of the sort attached hereto, and the registrant has undertaken to file such financial statements publicly with the Securities and Exchange Commission.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate at the end of the period `62.31 = USD $1.00 as of March 31, 2015 and `63.59 = USD $1.00 as of June 30, 2015.

Disclaimer:

SMC Global Securities Limited is proposing, subject to receipt of requisite approvals, market conditions and other considerations, a further public offering of its equity shares and has filed the Draft Red Herring Prospectus with the Securities and Exchange Board of India (“SEBI”) and the Stock Exchanges. The Draft Red Herring Prospectus is available on the website of SEBI at www.sebi.gov.in and on the websites of the Book Running Lead Manager i.e., ICICI Securities Limited at www.icicisecurities.com and the Co- Book Running Lead Manager i.e., Elara Capital (India) Private Limited at www.elaracapital.com. Investors should note that investment in equity shares involves a high degree of risk and for details relating to the same, please see the section titled “Risk Factors” of the aforementioned offer document.

Item 8.01 Other Events.

SMC Global Investment Update

Millennium Income and Acquisition Company, LLC (“MIAC”) currently holds 14,736,035 shares of SMC Global (“SMC”), an India-based financial services firm. This represents an approximate 13% ownership of SMC.

As previously disclosed, on October 20, 2014, SMC publicly filed a Draft Red Herring Prospectus (“DRHP”) with the Indian securities regulatory authority (“SEBI”), in anticipation of conducting a Further Public Offering (“FPO”) of its shares and a listing of its shares on India’s principal stock exchanges, the Bombay Stock Exchange and the National Stock Exchange of India. As of April 8, 2015, SMC has been notified that it has cleared the SEBI regulatory process for the FPO and are now in the Red Herring Prospectus stage in anticipation of the FPO. SMC Global is targeting a sale of approximately $20 million (as converted to U.S. Dollars) of new shares. MIAC has negotiated the right to participate in the FPO by selling up to approximately $3 million (as converted to U.S. Dollars) of its SMC Global shares as part of the FPO. MIAC believes that it has complied with all requirements to participate as a selling shareholder in the FPO. There can be no assurance as to when or if the FPO will occur. The current estimate provided by SMC to MIAC with respect to timing targets a completion of the FPO in or about the fourth quarter of 2015. In addition, there can be no assurance as to what the ultimate price per share will be, if the FPO occurs.

As previously disclosed, MIAC has negotiated a right to sell 1,131,345 shares of SMC Global back to the “promoter group” of SMC at a price of 125 Indian Rupees (approximately $2.02) per share in the event SMC did not complete a public offering and a listing on a primary exchange in India by March 31, 2015. On April 1, 2015, MIAC exercised its right to sell 1,131,345 shares as described above. The “promoter group” has requested that MIAC allow additional time to close on this sale. MIAC is continuing to work to try to close on this transaction. There can be no assurance the “promoter group” will comply with their obligations related to the right to sell agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Ex. No	Description

99.1	Audited US GAAP Financial Statements of SMC Global Securities Limited as of and for the year ended March 31, 2015

99.2	Unaudited US GAAP Financial Statements of SMC Global Securities Limited as of and for the year ended June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2015

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer